Exhibit 10.26

February 26, 2010

Transcat, Inc.
35 Vantage Point Drive
Rochester, New York 14624
Attention: John J. Zimmer, Vice President, Finance & CFO
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of November 21, 2006 between Transcat, Inc. (the “Borrower”) and JPMorgan Chase Bank, N.A. (the “Lender”), as amended as of August 14, 2008 by Amendment Number One to Credit Agreement (collectively, the “Credit Agreement”). Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
The Borrower has requested, and the Lender has agreed, subject to the terms and conditions hereof, to modify the provisions of the Credit Agreement with respect to Permitted Acquisitions and to amend the Credit Agreement as follows:
1.	The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Amendment No. 2” means that certain letter amendment between Borrower and Lender dated February 26, 2010.
2.	The definition of “Permitted Acquisition” as set forth in Section 1.01 of the Credit Agreement shall be amended so that subsection (e) thereof is hereby deleted in its entirety and replaced with the following:
(e)	The cash consideration paid for all Acquisitions made after the date of Amendment No. 2 shall not exceed $6,000,000.
The foregoing amendments are subject to and conditioned upon the following:
(a)	The Lender shall have received an executed original counterpart signature of the Borrower to this letter amendment.
(b)	All of the Borrower’s representations and warranties as set forth below shall be true, correct and complete as of the effective date of this letter amendment.

By signing below, the Borrower represents and warrants to the Lender that: (i) the covenants, representations and warranties set forth in the Credit Agreement are true and correct on and as of the date of execution hereof as if made on and as of said date; (ii) no Event of Default specified in the Credit Agreement and no event, which, with the giving of notice or lapse of time or both, would become such an Event of Default has occurred and is continuing; (iii) since the date of the Credit Agreement, there has been no material adverse change in the financial condition or business operations of the Borrower which has not been disclosed to the Lender: (iv) the making and performance by the Borrower of this letter amendment have been duly authorized by all necessary corporate action and the person signing below on behalf of the Borrower is duly authorized to act in such capacity; and (v) the security interest granted by the Borrower to the Lender pursuant to the Security Agreement constitutes a valid, binding and enforceable, first in priority lien on all Collateral subject to such Security Agreement.
In consideration of the execution of this letter amendment by the Lender, the Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, execution and delivery of this letter amendment and the other documents related hereto, including the fees and out-of-pocket expenses of counsel for the Lender.
Except as specifically modified herein, the terms, conditions and covenants of the Credit Agreement shall remain in full force and effect.
This letter amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any parties hereto may execute this letter amendment by signing any such counterpart.

Very truly yours, JPMORGAN CHASE BANK, N.A.
By:	/s/ Thomas C. Strasenburgh
Thomas C. Strasenburgh, Vice President

ACCEPTED and AGREED to this 26th day of February, 2010. TRANSCAT, INC.

By:	/s/ John J. Zimmer
	Name:	John J. Zimmer
	Title:	VP Finance & CFO